UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2012

BioMed Realty Trust, Inc.

BioMed Realty, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32261 (BioMed Realty Trust, Inc.) 000-54089 (BioMed Realty, L.P.)	20-1142292 (BioMed Realty Trust, Inc.) 20-1320636 (BioMed Realty, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17190 Bernardo Center Drive

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 21, 2012, BioMed Realty Trust, Inc. (the “Company”) and BioMed Realty, L.P. (the “Operating Partnership”) entered into an underwriting agreement with Wells Fargo Securities, LLC, as representative of the underwriters named therein (the “Underwriters”), pursuant to which the Operating Partnership agreed to issue and sell $250,000,000 aggregate principal amount of its 4.25% Senior Notes due 2022 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Company.

The Operating Partnership intends to use the net proceeds of the Notes offering to repay a portion of the outstanding indebtedness under the Operating Partnership’s unsecured line of credit and for other general corporate and working capital purposes.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated as of June 21, 2012, among the Company, the Operating Partnership and Wells Fargo Securities, LLC, as representative of the Underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: June 27, 2012	BIOMED REALTY TRUST, INC.

	By:	/s/ GREG N. LUBUSHKIN
	Name:	Greg N. Lubushkin
	Title:	Chief Financial Officer

BIOMED REALTY, L.P.

By:	BioMed Realty Trust, Inc.
its General Partner

By:	/s/ GREG N. LUBUSHKIN
Name:	Greg N. Lubushkin
Title:	Chief Financial Officer